SHAREHOLDER'S VOTING

PROXY AGREEMENT

BETWEEN

CHEN ZHISHENG

AND

GUANGZHOU FLOURISHING BLESSING HENG SENG
AGRICULTURAL TECHNOLOGY LIMITED

December 2009
GUANGZHOU, CHINA

Shareholders’ Voting Proxy Agreement

This Shareholders’ Voting Proxy Agreement (the “Agreement”) is entered into as of 26 December 2009 between the following parties in Guangzhou:

Party A:       CHEN Zhisheng
A citizen of PRC, Identity Card Number: 440622196305103634

and,

Party B: Guangzhou Flourishing Blessing Heng Seng Agricultural Technology Limited
Registered Address: 17 of 301, No. 329, Qingnian Road, Economic and Technology Development District, Guangzhou City, Guangdong Province, China
Legal Representative: Lin Jian

In this Agreement, Party A and Party B are called collectively as the “Parties,” and each of them is called as the “Party”. Party A is collectively called the “Grantors” and respectively called “Each of the Grantors”.

WHEREAS:

1	Party B is a wholly foreign-owned enterprise incorporated under the laws of the People’s Republic of China;

2	As of the date of this Agreement, the Grantors are shareholders of Foshan Nanhai Ke Da Heng Sheng Aquatic Co., Ltd.(the “Opco”) and collectively legally hold all of the shares of Opco;

3
Each of the Grantors desires to appoint the persons designated by Party B to exercise its shareholder’s voting rights at the shareholders’ meeting of Opco (“Voting Rights”) and Party B is willing to designate such persons.

NOW THEREFORE, the Parties hereby have reached the following agreement upon friendly consultations:

Article 1.
Each of the Grantors hereby agrees to irrevocably appoint the persons designated by Party B with the exclusive right to exercise, on his behalf, all of his Voting Rights in accordance with the laws and Opco’s Articles of Association, including but not limited to the rights to sell or transfer all or any of his shares of Opco, and to appoint and elect the directors and Chairman as the authorized legal representative of Opco.

Article 2.
The persons designated by Party B shall be the full board of Party B (the “Proxy Holders”). All Parties agree that all members of board of directors of Opco shall be nominated and appointed by the Proxy Holders according to the direction of Party B.

Article 3.	Party B agrees to designate such Proxy Holders pursuant to Section 1 of this Agreement, who shall represent each of the Grantors to exercise his Voting Rights pursuant to this Agreement.

Article 4.
All Parties to this Agreement hereby acknowledge that, regardless of any change in the shares of Opco, Each of the Grantors shall appoint the person designated by Party B with all Voting Rights. All Parties to this Agreement agree, Party A, can not transfer his shares (the “Transferor”) of Opco to any individual or company other than Party B or the individuals or entities designated by Party B.

Article 5.
Each of the Grantors hereby acknowledges that he/she will withdraw the appointment of the persons designated by Party B if Party B change such designated person and reappoint the substituted persons designated by Party B as the new Proxy Holders to exercise his/her Voting Rights at the shareholder’s meeting of Opco.

Article 6.
All authorizations made under this Agreement shall be conclusive and binding upon the Grantors and each and every act and thing effected by the Proxy Holders pursuant hereto shall be as good, valid and effectual as if the same had been done by the Grantors. The Grantors hereby irrevocably and unconditionally undertake at all times hereafter to ratify and confirm whatsoever the Proxy Holders shall lawfully do or cause to be done by virtue of all such authorizations conferred by this Agreement.

Article 7.
The Grantors hereby irrevocably and unconditionally undertake at all times to indemnify and keep indemnified each of the Proxy Holders against any and all actions, proceedings, claims, costs, expenses and liabilities whatsoever arising from the exercise or purported exercise of any of the powers conferred or purported to be conferred by this Agreement.

Article 8.	This Agreement has been duly executed by the parties’ authorized representatives as of the date first set forth above and shall become effective upon execution.

Article 9.	This Agreement shall not be terminated prior to the completion of acquisition of all of the shares in, or all assets or business of, Opco by Party B;

Article 10.	Any amendment and termination of this Agreement shall be in written and agreed upon by the Parties.

Article 11.
The conclusion, validity, interpretation, and performance of this Agreement and the settlement of any disputes arising out of this Agreement shall be governed by the laws and regulations of the People’s Republic of China.

Article 12.
The Parties shall strive to settle any dispute arising from the interpretation or performance of this Agreement through friendly consultation. In case no settlement can be reached through consultation within thirty (30) days after such dispute is raised, each party can submit such matter to China International Economic and Trade Arbitration Commission (the “CIETAC”) in Beijing in accordance with its rules then in effect. The arbitration shall take place in Beijing. The arbitration award shall be final, conclusive and binding upon both parties.

Article 13.
This Agreement is executed in both Chinese and English in three copies; each Party holds one and each original copy which has the same legal effect. Both the English version and Chinese version shall have the same effect.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

IN WITNESS HEREOF, the Parties hereof have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

Party A: CHEN Zhisheng

(signature):

Party B:

Guangzhou Flourishing Blessing Heng Seng Agricultural Technology Limited
(seal)

Authorized representative:
(signature)

This Agreement is agreed and accepted by the Foshan Nanhai Ke Da Heng Sheng
Aquatic Co., Ltd.(seal):

Authorized representative:
(signature)